UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2014

STOCK BUILDING SUPPLY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Arco Corporate Drive, Suite 400

Raleigh, North Carolina 27617

(Address of principal executive offices) (Zip Code)

(919) 431-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2014, Stock Building Supply Holdings, Inc. (the “Company”) entered into Amendment Eleven (the “Amendment”) to the Credit Agreement, dated as of June 30, 2009, by and among the Company, as parent, the subsidiaries of the Company party thereto, as borrowers, the lenders party thereto, and Wells Fargo Capital Finance (f/k/a Wells Fargo Foothill, LLC), as the co-lead arranger and administrative agent (as amended, the “Credit Agreement”).

Pursuant to the Amendment, the maturity date of the Credit Agreement was extended to December 31, 2017 and the maximum availability under the revolving line of credit under the Credit Agreement (the “Revolver”) was increased from $150,000,000 to $200,000,000.

Following the Amendment, the borrowing base under the Credit Agreement is calculated as the sum of (i) 85% of the Company’s eligible accounts receivable plus (ii) the lesser of 90% of eligible credit card receivables and $5,000,000 plus (iii) the lesser of $150,000,000, 65% of eligible inventory or 85% of the net liquidation value of eligible inventory plus (iv) the lesser of $30,000,000, 85% of the net liquidation value of eligible fixed assets or the net book value of fixed assets (as defined in the Credit Agreement) minus (v) reserves from time to time set by the administrative agent. The Fixed Charge Coverage Ratio (as defined in the Credit Agreement) requirement is now only applicable if adjusted liquidity is less than $20,000,000 and remains in effect until the date on which adjusted liquidity has been greater than or equal to $20,000,000 for a period of 30 consecutive days.

In addition, pursuant to the Amendment, the fee on the unused portion of the Revolver was set at 0.25%, regardless of average daily usage.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, Ryan Wald, a member of the board of directors of the Company, resigned from his position effective immediately. Mr. Wald was a member of the compensation committee of the board of directors.

Mr. Wald’s resignation is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STOCK BUILDING SUPPLY HOLDINGS, INC.

By	/s/ Bryan J. Yeazel
Bryan J. Yeazel Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Date: February 19, 2014